Exhibit 99.1

Open Text and Hummingbird Reach Agreement on Acquisition

WATERLOO, ON Aug 4th, 2006 Open Text™ Corporation (TSX:OTC) (NASDAQ:OTEX), a leading provider of Enterprise Content Management (ECM) software, today announced that it has entered into a definitive agreement with Hummingbird Ltd. (“Hummingbird”) under which Open Text will acquire through a wholly-owned subsidiary, all of Hummingbird’s outstanding shares in an all-cash transaction valued at US$27.85 per share, or approximately US$489 million.

The transaction is to be carried out by way of a statutory plan of arrangement and will be subject to the approval of two-thirds of the votes cast by Hummingbird’s shareholders at a meeting of shareholders, currently expected to be held in late-September as well as court approval. The transaction is also subject to certain other customary conditions, including the receipt of regulatory approvals. The proposed transaction is expected to close in early-October, shortly after receipt of shareholder and court approvals.

“We are pleased to be taking this next step with Hummingbird and believe the acquisition will benefit the shareholders, customers, partners and employees of both companies,” said John Shackleton, President and Chief Executive Officer of Open Text. “With its historic presence in the legal and government verticals, Hummingbird is a strategic fit with our focus on ECM solutions aimed at vertical markets and regulatory compliance.”

About Open Text

Open Text™ is a leading provider of Enterprise Content Management (ECM) software solutions that bring together people, processes and information in global organizations. Today, the Company supports approximately 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Livelink and our other products by customers, and future performance of Open Text Corporation. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2005. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright (C) 2006 by Open Text Corporation. LIVELINK and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Anne Marie K. Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwart@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com